                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


        Date of Report (Date of earliest event reported): MARCH 31, 1998




                                  ARTECON, INC.
             (Exact name of registrant as specified in its charter)



                                    DELAWARE
                 (State or other jurisdiction of incorporation)



           0-22015                                  77-032-4887
     (Commission File No.)                (IRS Employer Identification No.)

                               6305 EL CAMINO REAL
                           CARLSBAD, CALIFORNIA 92009
              (Address of principal executive offices and zip code)


       Registrant's telephone number, including area code: (760) 931-5500

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

        On March 31, 1998, Storage Acquisition Corp., a California corporation ("Merger Sub") and wholly owned subsidiary of Storage Dimensions, Inc., a Delaware corporation (the "Registrant"), was merged with and into Artecon, Inc., a California corporation ("Artecon California" or the "Company"), pursuant to an Agreement and Plan of Merger and Reorganization dated December 22, 1997, among the Registrant, Merger Sub and the Company (the "Merger Agreement").

        The merger of Merger Sub with and into the Company (the "Merger") became effective at the time of the filing of an Agreement of Merger with the office of the California Secretary of State on March 31, 1998 (the "Effective Time"). At the Effective Time: (i) Merger Sub ceased to exist; (ii) the Company, as the surviving corporation in the Merger, became a wholly owned subsidiary of the Registrant; (iii) the Registrant changed its name to "Artecon, Inc."; (iv) the Company changed its name from "Artecon, Inc." to "Artecon California"; (v) subject to the provisions of the Merger Agreement relating to the payment of cash in lieu of fractional shares, each share of Common Stock, no par value, of the Company ("Company Common Stock") outstanding immediately prior to the Effective Time was converted into the right to receive 2.185481 shares (the "Exchange Ratio") of Common Stock, $.005 par value, of the Registrant ("Registrant Common Stock"); and (vi) each share of Preferred Stock and Preferred B Stock, no par value, of the Company (collectively, the "Company Preferred Stock") outstanding immediately prior to the Effective Time was converted into the right to receive one share of Series A Preferred Stock, $0.005 par value, of the Registrant ("Registrant Preferred Stock").

        As a result of and immediately after the Merger, the former holders of Company Common Stock held approximately 13,271,858 shares of Registrant Common Stock constituting approximately 61% of the Registrant's Common Stock outstanding immediately after the consummation of the Merger, and the holders of Company Preferred Stock held 2,494,159 shares of Registrant Preferred Stock constituting 100% of the Registrant Preferred Stock outstanding immediately after the consummation of the Merger. Cash payments will be made for fractional shares resulting from the conversion. The Registrant will use its current cash resources to fund the payments for fractional shares.

        James L. Lambert, the President, a director and former shareholder of the Company and the President and a director of the Registrant as of the Effective Time, and Mr. Lambert's spouse, Pamela L. Lambert, a former director and the former Secretary of the Company, became entitled to receive in the aggregate 3,470,817 shares of Registrant Common Stock pursuant to the Merger. Mr. W.R. Sauey, the Chairman and a former shareholder of the Company and the Chairman of the Registrant as of the Effective Time, together with certain of his affiliates, became entitled to receive in the aggregate approximately 5,282,886 shares of Registrant Common Stock and 2,494,159 shares of Registrant Preferred Stock pursuant to the Merger. Mr. Jason C. Sauey, a former director and shareholder of the Company and a director of the Registrant as of the Effective Time, became entitled to receive approximately 360,604 shares of Registrant Common Stock pursuant to the Merger. Mr. Tesfaye Hailemichael, a former officer and shareholder of the Company and the Vice President of Finance and Chief Financial Officer of the Registrant as of the Effective Time, became entitled to receive approximately 174,838 shares of Registrant Common Stock pursuant to the Merger. Mr. Dana W. Kammersgard, a former director, officer and shareholder of the Company and the Vice President of Sales and Marketing and Secretary of the Registrant as of the Effective Time, became entitled to receive approximately 1,381,291 shares of Registrant Common Stock pursuant to the Merger.

        The Registrant expects to incur a one-time charge against earnings of approximately $14.5 million during the first calendar quarter of 1998 for acquired in-process research and development. The Registrant also expects inventory adjustments during the first calendar quarter primarily related to consolidation of product lines of approximately $2 million to $3 million. These amounts are preliminary estimates, and there can be no assurance that the Registrant will not incur additional charges to reflect costs associated with the Merger.

        In connection with the Merger, the Registrant amended its Certificate of Incorporation (i) to change its name from "Storage Dimensions, Inc." to "Artecon, Inc.," (ii) to provide for a classified Board of Directors whereby the directors are separated into three classes with members of each class serving for a three-year term, (iii) to provide that a director may not be removed from office without cause except, until the third annual meeting of the stockholders of the Registrant following the Merger, by the affirmative vote of at least 80% of the outstanding voting stock of the Registrant and by the affirmative vote of at least 66-2/3% of the outstanding voting stock of the Registrant thereafter, and (iv) to designate a new Series A Preferred Stock, consisting of 2,494,159 shares.

        The Registrant designs, manufactures, markets and supports a broad range of scalable, fully integrated data storage products for the open-systems computing environment. A copy of the press release announcing the consummation of the Merger is attached hereto as Exhibit 99.1.

ITEM 4. CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT.

        (a)     Previous independent accountants

                (i) On April 2, 1998, the Registrant dismissed Price Waterhouse LLP ("Price Waterhouse") as its independent accountants.

                (ii) The reports of Price Waterhouse on the Registrant's financial statements as of December 31, 1996 and 1997 and for each of the years in the three-year period ended December 31, 1997 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

                (iii) On March 31, 1998, Registrant consummated the acquisition of the Company as described in Item 2 above. Deloitte & Touche LLP ("Deloitte & Touche") are the independent accountants of the Company. The Registrant's audit committee recommended that the Registrant dismiss Price Waterhouse and retain Deloitte & Touche as the Registrant's independent accountants.

                (iv) During the Registrant's two most recent fiscal years and through April 2, 1998, there have been no disagreements with Price Waterhouse on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to the satisfaction of Price Waterhouse would have caused them to make reference thereto in their report.

                (v) During the two most recent fiscal years and through April 2, 1998, there have been no reportable events (as defined in Regulation S-K Item 304(a)(1) (v)).

                (vi) The Registrant has requested that Price Waterhouse furnish it with a letter addressed to the Securities and Exchange Commission (the "SEC") stating whether or not it agrees with the above statements.

        (b)     New independent accountants

                (i) The Registrant engaged Deloitte & Touche as its new independent accountants as of April 3, 1998. During the two most recent fiscal years and through April 2, 1998, the Registrant has not consulted with Deloitte & Touche on items which (1) were or should have been subject to Statement of Auditing Standard No. 50 or (2) concerned the subject matter of a disagreement or reportable event with the former accountants (as described in Regulation S-K Item 304(a)(2)).

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

        (A)     FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED.

                (i) Financial Statements of the Company at March 29, 1997 and December 31, 1997 and for the year ended March 29, 1997 and the nine-month periods ended December 31, 1997 and 1996, with an audit report by Deloitte & Touche LLP, were previously reported on pages F-16 through F-30 of Registrant's Registration Statement on Form S-4 (No. 333-47593), as amended (the "Registration Statement"). Financial Statements of the Company at March 30, 1996 and March 25, 1995 and for each of the years in the two-year period ended March 30, 1996, with an audit report by Ernst & Young LLP, were previously reported on pages F-31 through F-40 of the Registration Statement. Financial Statements of Falcon Systems, Inc. at December 31, 1996 and 1995 and at August 20, 1997 and for each of the years in the two-year period ended December 31, 1996 and the period ended August 20, 1997, with an audit report by Arthur Andersen LLP, were previously reported on pages F-41 through F-48 of the Registration Statement.

        (B)     PRO FORMA FINANCIAL INFORMATION.

                The pro forma financial information at December 31, 1997, and for the nine months ended December 31, 1997 were previously reported on pages 16 through 22 of the Registration Statement.

        (C)     EXHIBITS.

                2.1 Agreement and Plan of Merger and Reorganization dated December 22, 1997 among the Registrant, Storage Acquisition Corp. and Artecon, Inc.*

                16 Letter dated April 6, 1998 from Price Waterhouse LLP, the Registrant's former accountants, to the SEC.

                99.1    Press release, dated March 31, 1998.

* Incorporated by reference to the Schedule 13D filed by the Company on December 29, 1997.

                                    SIGNATURE


        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ARTECON, INC.




Dated: April 7, 1998                    By: /S/ JAMES L. LAMBERT
                                           --------------------------------
                                           James L. Lambert
                                           President

                                INDEX TO EXHIBITS


        2.1 Agreement and Plan of Merger and Reorganization dated December 22, 1997 among the Registrant, Storage Acquisition Corp. and Artecon, Inc. *

        16 Letter dated April 6, 1998 from Price Waterhouse LLP, the Registrant's former accountants, to the SEC.

        99.1    Press release, dated March 31, 1998.

* Incorporated by reference to the Schedule 13D filed by the Company on December 29, 1997.